Exhibit 99.1

Logistics Innovation Technologies Corp. Announces Pricing of

$300 Million Initial Public Offering

Atlanta, GA – June 10, 2021 -- Logistics Innovation Technologies Corp. (“LIT”) announced today the pricing of its initial public offering of 30,000,000 units at a price of $10.00 per unit. The units will be listed on the Nasdaq Global Market (“Nasdaq”) and trade under the ticker symbol “LITTU” beginning on June 11, 2021. Each unit consists of one share of Class A common stock and one-third of one redeemable warrant, with each whole warrant exercisable to purchase one share of Class A common stock at a price of $11.50 per share. After the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be listed on Nasdaq under the symbols “LITT” and “LITTW,” respectively. The offering is expected to close on June 15, 2021.

LIT is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While LIT may pursue an initial business combination with a company in any sector or geography, LIT intends to partner with a company focused on innovation in the logistics industry, which could be a logistics technology company or a traditional industry player that can leverage technology to improve the efficiency of customer supply chains and their markets.

LIT is led by an accomplished group of executives and investment professionals with extensive track records of successfully operating and investing in transportation, logistics and technology businesses. The Chief Executive Officer of LIT is Alan Gershenhorn who recently retired from his position as Executive Vice President and Chief Commercial Officer of United Parcel Service, Inc. and is currently a senior advisor to EIGHT VC Partners, LLC (“8VC”). Chris Sultemeier, former President and Chief Executive Officer of Walmart Transportation, LLC, Andy Clarke, former Chief Financial Officer of C.H. Robinson, Inc., and Bruno Sidler, former Chief Executive Officer of Panalpina Welttransport Holding AG, anchor the Board of Directors with significant expertise in the supply chain technology sector. Senior advisors to LIT include Jake Medwell, Co-Founder and Partner at 8VC, who leads the logistics technology investing practice, and Michael McLary, CEO of Ascend Transportation, LLC and former President of Truckload Brokerage in the North American network of Amazon.com, Inc.

8VC is a venture capital fund based in Austin, Texas. Notable investments include ContextLogic, Inc. (NASDAQ: WISH), Joby Aero, Inc., Flexport Inc., KeepTruckin, Inc., Deliverr, Inc., The Boring Company, Trackonomy Systems Inc., Project44, Inc., Beacon, Outrider Technologies, Inc., FreightWaves, Inc. and Platform Science, Inc.

Guggenheim Securities, LLC is acting as the sole bookrunner for the offering. LIT has granted the underwriter a 45-day option to purchase up to an additional 4,500,000 units at the initial public offering price to cover over-allotments, if any.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 10, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is being made only by means of a prospectus. When available, copies of the prospectus relating to this offering may be obtained from Guggenheim Securities, LLC, 330 Madison Avenue, New York, New York 10017, Attn.: Equity Capital Markets, or by telephone at (212) 518-9544.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of LIT, including those set forth in the Risk Factors section of LIT’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. LIT undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Investor Contact:

Logistics Innovation Technologies Corp.

(678) 954-4822